UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X ]  Preliminary information statement
[    ]  Confidential, for Use of the Commission Only
[    ]  Definitive information statement

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

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(1)  Title of each class of securities to which transaction applies:

Common Stock

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Not Applicable

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VITALTRUST BUSINESS DEVELOPMENT CORPORATION
2701 North Rocky Point Drive, Suite 325
Tampa, Florida 33607

INFORMATION STATEMENT
August 16, 2007

We Are Not Asking You For A Proxy And
You Are Requested Not To Send Us a Proxy

This  information statement is being provided on  behalf  of  the board of directors (the "Board") of VitalTrust Business Development Corporation (the  "Company") to record holders of shares of our common  stock ("Shareholders") as of the close of business on the  record  date August 10, 2007.  This information statement provides notice  that the  Board  has  recommended, and holders of a  majority  of  the voting  power  of  our outstanding common stock  have  voted,  to  approve the following items:

Proposal 1: Authorization to the Board to withdraw the Company's election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

This information statement describes, in more detail, the actions being taken and the circumstances  surrounding  the  Board's recommendation of the actions.  The action will become  effective as  of  the  filing  of the Form N-54C with  the  Securities  and Exchange Commission (the "SEC").

The  Company  will bear the expenses relating to this information statement,  including expenses in connection with  preparing  and mailing  this  information statement and all documents  that  now accompany or may in the future supplement it.

Only  one  information statement is being delivered  to  multiple shareholders sharing an address, unless the Company has  received contrary instructions from one or more of the shareholders.   The Company  will undertake to deliver promptly upon written or  oral request  a  separate  copy  of  the information  statement  to  a shareholder  at a shared address to which a single  copy  of  the information statement was delivered.  You may make a  written  or oral  request by sending a written notification to the  Company's principal  executive  offices  stating  your  name,  your  shared address  and the address to which the Company should  direct  the additional  copy of the information statement or by  calling  the Company's  principal executive offices.  If multiple shareholders sharing  an  address have received one copy of  this  information statement  and  would prefer the Company mail each shareholder  a separate copy of future mailings, you may send notification to or call the Company's principal executive offices.  Additionally, if current  shareholders  with  a shared address  received  multiple copies of this information statement and would prefer us to  mail one  copy  of  future  mailings to  shareholders  at  the  shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The   information  statement  is  being  provided  to   you   for informational  purposes  only.  Your  vote  is  not  required  to approve  these  actions.   This information  statement  does  not relate  to  an annual meeting or special meeting in  lieu  of  an annual meeting.  You are not being asked to send a proxy and  you are  requested not to send one.  The approximate mailing date of this information statement is *, 2007.

We appreciate your continued interest in VitalTrust Business Development Corporation

Very truly yours,

/s/ John Stanton
Chairman of the Board of Directors
Chief Executive Officer

INFORMATION STATEMENT
OF
VITALTRUST BUSINESS DEVELOPMENT CORPORATION
2701 NORTH ROCKY POINT DRIVE, SUITE 325
TAMPA, FLORIDA 33607

ACTION BY THE BOARD OF DIRECTORS

On August 13, 2007, the Board of the took action by unanimous written consent whereby it determined that it was in  the  best interest  of  the  Company and its shareholders to  withdraw  its election  to  be  regulated  as  a business  development  company ("BDC") under the Investment Company Act of 1940, as amended (the "1940  Act").  The holders of a majority of the voting  power  of the  Company's outstanding common stock have voted to approve the recommendation of the Board.  This information statement is being provided  to  shareholders to inform them  of  the  circumstances surrounding and the reasons for the actions being taken.

PROPOSAL

During September 2004, the Company's former management team filed an election to become subject to the 1940 Act, such that it could commence conducting business as  a  business development company ("BDC").  Based on writings produced by the former management team, the Company elected BDC  status  intending  to provide debt  and  equity  capital  to companies  that it believed presented opportunities for  superior performance through liquidity events, recapitalizations, internal growth,  product,  or  geographic expansion,  the  completion  of complementary  add-on  acquisitions, or industry  consolidations. The   Company  generally  expected  to  invest  in  emerging  and development-stage micro-cap companies that intended to be  listed on  U.S.  equity markets, including the OTC Bulletin  Board,  but which  otherwise  lacked  the  necessary  capital  and  depth  of management  to expand their businesses.

Commensurate with  those goals,  on September 3, 2004, the Company determined to begin an offering of  shares  of  common  stock as a BDC  in  accordance  with  the exemption from registration requirements of the Securities Act of 1933 (the "1933 Act") as provided by Regulation E.

Between February and October, 2005 the Company received a series of comment letters from the SEC requesting additional information about the company’s election to become a BDC, the Form 1-E and provided comments on the Company’s other SEC reports.  As a result, the Company understood  that  it may  have  been out of compliance with certain of the  rules  and regulations governing the business and affairs, financial status, and financial reporting items required of BDCs.

During January - March, 2007, the Company nominated a new slate of Directors and Officers.  The former Board of Directors and Executive Officers that were engaged during the period from February through October 2005 resigned during June of 2006.

In  response  to  the SEC’s comment letters,  the  Company conducted  a  review  of its compliance with  the  1940  Act  and determined  that it was not in compliance with several  important provisions  of  that  Act.  Specifically, the Company determined that it failed to have a surety bond in place, as required by Rule 17g-1 of the 40 Act, and the Company did not have an independent Board of Directors, as required under Section 10 of the 40 Act.  The Company's new Board  of  Directors reviewed the facts surrounding these compliance failures and   their  implications  for  the  Company.   Ultimately,   the Directors caused the Company to take immediate  and  substantial steps  to  remediate  the compliance failures,  and  the  Company informed the SEC Staff of these steps.  However, there can be  no assurance  that such steps will fully cure all of  the  1940  Act.compliance deficiencies to which the Company became subject,  nor how  any  failure  to  cure those deficiencies  will  impact  the Company  in  the  future.   Moreover, the  Company's  significant compliance  and  remediation costs, in terms  of  both  time  and dollars,  have  operated  as  an  encumbrance  on  the  Company's resources.

Accordingly,  after  careful  consideration  of  the   1940   Act requirements  applicable to BDCs, an evaluation of the  Company's ability  to  operate as a going concern in an investment  company regulatory environment, the cost of 1940 Act compliance needs and a  thorough assessment of potential alternative business  models, the Board has determined that continuation as a BDC is not in the best  interest of the Company and its shareholders.    A   majority  of  the  voting  power  of  the  Company's outstanding common stock, which is held by John Stanton, Charles Broes and Mark Clancy  has  voted  to   approve   the recommendation of the Board, that the Company file a  Form  N-54C and withdraw its election to be registered as a BDC.

Subsequent  to the filing of the Form N-54C, the Company  intends to  pursue  a  business model whereby it would  continue its new role as the active operating managers, executive officer and Board Members for a series of small public and private corporations (the “New Business Model”).  The Company intends to implement  this new business model by,migrating all of the majority owned and operated companies which John Stanton, our Chief Exeuctive Officer, has acquired over the last 19 years under one corporate umbrella.

Under  the  New  Business Model, the Company will  at  all  times conduct  its activities in such a way that it will not be  deemed an "investment company" subject to regulation under the 1940 Act. Thus,  it will not hold itself out as being engaged in the  business of investing, reinvesting or trading in securities. In  addition,  the Company will conduct its business  in  such  a manner  as  to ensure that it will at no time own or  propose  to acquire investment securities having a value exceeding 40 percent of the Company's total assets at any one time.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When  the Company ceases to be a BDC, the shareholders will  lose certain protections, including the following:

   * The  Company  will no longer be subject to  the  requirement that  it maintain a ratio of assets to senior securities  of at least 200%;

   * The Company will no longer be prohibited from protecting any director or officer against any liability to the Company  or the Company's shareholders arising from willful malfeasance, bad  faith, gross negligence, or reckless disregard  of  the duties involved in the conduct of that person's office;

   * The  Company will  no  longer be  required  to  provide  and maintain  a  bond  issued by a reputable fidelity  insurance company to protect it against larceny and embezzlement;

   * The  Company  will  no longer be required to  ensure  that a majority   of  the  directors  are  persons  who   are   not "interested persons," as that term is defined in section  56 of the 1940 Act, and certain persons that would be prevented from  serving on the Company's board if it were a BDC  (such as  investment  bankers)  will  be  able  to  serve  on  the Company's board;

   * The  Company will no longer be subject to provisions  of the 1940  Act  regulating transactions between BDCs and  certain affiliates  and restricting the Company's ability  to  issue warrants and options;

   * The  Company  will  be  able  to change  the  nature of  its business and fundamental investment policies without  having to obtain the approval of its shareholders;

   * The  Company will no longer be subject to provisions  of the 1940 Act prohibiting the issuance of securities at below net asset value;

   * The   Company  will  no  longer  be  subject  to  the  other provisions and protections set forth in Sections 55  through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However,  the Board will still be subject to customary principles of   fiduciary  duty  with  respect  to  the  Company   and   its shareholders.

In  addition, withdrawal of the Company's election to be  treated as a BDC will not affect the Company's registration under Section 12(g)  of  the  Securities Exchange Act of  1934  (the  "Exchange Act").   Under the Exchange Act, the Company is required to  file periodic  reports  on  Form  10-K, Form  10-Q,  Form  8-K,  proxy statements and other reports required under the Exchange Act.

EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will  result  in  a  change  in its method  of  accounting.   BDC financial  statement presentation and accounting  uses the  value method  of accounting used by investment companies, which  allows BDCs  to  recognize income and value their investments at  market value  as  opposed to historical cost.  Operating  companies  use either  the  fair-value or historical-cost methods of  accounting for   financial   statement  presentation  and   accounting   for securities  held, depending on how the investment  is  classified and  how  long  the  company  intends  to  hold  the  investment. Changing  the  Company's method of accounting  could  reduce  the market  value  of its investments in privately held companies  by eliminating the Company's ability to report an increase in  value of  its  holdings as they occur.  The Company believes  that,  in light  of its limited assets, the effect of the change in  method of accounting should not be material.

The Company does not believe that withdrawing its election to  be regulated as a BDC will have any impact on its federal income tax status,  because  the Company never elected to be  treated  as  a regulated  investment company under Subchapter M of the  Internal Revenue  Code.  Instead, the Company has always been  subject  to corporate level federal income tax on its income (without  regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), none of the Company's officers,  directors, or any of their respective  affiliates  has any  interest in the withdrawal of the Company's election  to  be regulated as a BDC.

VOTING SECURITIES

Although   Shareholders  are  not  being  asked  to  approve   or disapprove  or  otherwise vote on any matter  discussed  in  this information  statement, the following generally describes  voting rights of Shareholders.

As  of  the  record  date, August 10, 2007, there  were  72,011,306 shares  of  common stock outstanding. Each share  represents  one vote.   There are currently no arrangements known to the Company, the  operation of which may result in a change in control of  the registrant.

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of  a  meeting of  shareholders  cannot be provided.  Any  shareholder  proposal that properly may be included in proxy solicitation materials for a  meeting  of  shareholders must be received by  the  Company  a reasonable  time prior to the date voting instructions  or  proxy materials are mailed to shareholders.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and bylaws, no  shareholder  has  any  right  to  dissent  to  the  Company's withdrawal of election to be registered as a BDC under  the  1940 Act,  and  no shareholder is entitled to appraisal of or  payment for their shares of the Company's stock.

MORE INFORMATION

The  Company will furnish, without charge, a copy of  the  annual report  and  the  most recent semi-annual report  succeeding  the annual report to a shareholder, upon request to Mark Clancy, 2701 North Rocky Point Drive, Suite 325, Tampa, Florida 33607  or  by  calling 813-341-4602, by first class mail, within three business days of receipt of the request.

INQUIRIES

Shareholders may make inquiries by contacting Mark Clancy at 813-341-4602.